Exhibit 3.1

SEASTAR MEDICAL HOLDING CORPORATION

SECOND AMENDED AND RESTATED
BY-LAWS

Article I. — General.

1.1. Offices. The registered office of SeaStar Medical Holding Corporation (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the board of directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

1.2. Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”

1.3. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Article II. — Stockholders.

2.1. Place of Meetings. Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice, either within or outside the State of Delaware, or by means of remote communication.

2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Second Amended and Restated Certificate of Incorporation (as amended from time to time, the “Company’s Certificate of Incorporation”), or these By-laws.

2.3. Quorum and Adjournment. At all meetings of the stockholders the holders of at least 33 1/3% the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation, or these By-laws. Whether or not there is such a quorum at any meeting, the presiding officer of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4. Right to Vote; Proxies. Subject to the provisions of the Company’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his or her authorized agent or by transmission or authorization of transmission by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

2.5. Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Company’s Certificate of Incorporation, or these By-laws, (i) in all matters other than the election of directors, the majority of the votes cast at the meeting shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the votes cast, present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder of record entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him or her, such stockholder’s post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company, and said list shall be produced and kept at the time and place of such meeting during the whole time of said meeting, and may be inspected by any stockholder who is present at the place of said meeting, or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only in the manner set forth in the Company’s Certificate of Incorporation. Any such person or persons that has or have called a special meeting of stockholders in the manner set forth in the Company’s Certificate of Incorporation may postpone or cancel any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and purpose or purposes thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. The individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.10. Inspectors of Elections; Opening and Closing the Polls.

(a) One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he, she or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his or her place.

(b) At any time at which the Company has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the DGCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (a) of this Section 2.10.

2.11. Stockholders’ Consent in Lieu of Meeting. Unless otherwise provided in the Company’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of the stockholders.

2.12. Advance Notice of Stockholder Business and Nominations.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of the Company’s capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the Proposing Stockholder (as defined below) must have given timely and proper notice thereof pursuant to this Section 2.12, in writing to the Secretary of the Company even if such matter is already the subject of any notice to the stockholders or a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the Board of Directors (a “Public Disclosure”). For purposes of these By-laws, Proposing Stockholder means (i) the stockholder providing the notice of proposed business or director nomination, (ii) the beneficial owner of the Company’s capital stock, if different, on whose behalf the proposed business or director nomination, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each person who is a member of a “group” (for purposes of these By-laws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or proposed nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any proposed nominations or other business proposed to be brought before the Company’s stockholders. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company: (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For purposes of these By-laws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not such day is a business day.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Company which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their affiliates or associates, and a representation that the Proposing Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, or any such beneficial owner, or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the Proposing Stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (F) a representation as to whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, (G) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Stockholder with respect to any shares of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Stockholder as a hedge with respect to a bona fide derivatives trade or position of such Proposing Stockholder arising in the ordinary course of such Proposing Stockholder’s business as a derivatives dealer and (H) all other information relating to such Proposing Stockholder that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any Proposing Stockholder in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) by any Proposing Stockholder in support of the business or nomination proposed to be brought before the meeting pursuant to this Section 2.12 and Regulation 14A under the

Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Company shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) a description in reasonable detail of any interest of any Proposing Stockholder in such business, including any anticipated benefit to the stockholder or any other Proposing Stockholder therefrom, including any interest that will be disclosed to the Company’s stockholders in any proxy statement to be distributed to the Company’s stockholders, (iv) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (v) the information required by Section 2.12(b)(vi) above.

(d) Proxy Rules. In addition to the provisions of this Section 2.12, a Proposing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, the DGCL, and other applicable law with respect to any nominations of directors for election at any stockholders’ meeting and any business that may be brought before any stockholders’ meeting and any solicitations of proxies in connection therewith and any filings required to be made with the SEC in connection therewith. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other rights conferred on stockholders by a rule under the Exchange Act.

(e) Notwithstanding anything to the contrary contained in this Section 2.12, the information required to be included in a Proposing Stockholder’s notice of business or director nomination shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who, in the ordinary course of business, is directed to prepare and submit such notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(f) Updating of Notice of Proposed Business or Director Nomination.

(i) A stockholder providing notice of any business proposed to be conducted at an annual meeting or notice of a director nomination shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to Sections 2.12(b) and 2.12(c) shall be true, correct and complete in all respects not only prior to the deadline for submitting such notice but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Company not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals or nominations contained therein are to be considered.

(ii) If the information submitted pursuant to Section 2.12(b) or 2.12(c) by any stockholder proposing business for consideration at an annual meeting or a director nomination shall not be true, correct and complete in all respects prior to the deadline for submitting such notice, such information may be deemed not to have been provided in accordance with this Section 2.12. For the avoidance of doubt, the updates required pursuant to this Section 2.12 do not cause a notice that was not in compliance with this Section 2.12 when first delivered to the Company prior to the deadline for submitting such notice to thereafter be in proper form in accordance with this Section 2.12.

(iii) Upon written request by the Secretary of the Company, the Board of Directors (or any duly authorized committee thereof), any stockholder submitting a notice proposing business for consideration at an annual meeting or a director nomination shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof or any duly authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder in such notice delivered pursuant to this Section 2.12 (including, if requested by the Company, written confirmation by such stockholder that it continues to intend to bring the business proposed or director nomination referenced in the notice before the meeting). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.

(g) Referencing and Cross-Referencing. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12(b) and 2.12(c), each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly and expressly responded to and a notice must clearly indicate and expressly reference which provisions of Sections 2.12(b) and 2.12(c) the information disclosed is intended to be responsive to. Information disclosed in one section of a notice in response to one provision of Sections 2.12(b) or 2.12(c) shall not be deemed responsive to any other provision of Sections 2.12(b) or 2.12(c) unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Sections 2.12(b) or 2.12(c). For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Sections 2.12(b) and 2.12(c) shall not satisfy the requirements of this paragraph (g) of this Section 2.12.

(h) No Incorporation by Reference. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12(b) and 2.12(c), it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 2.12) all the information required to be included therein as set forth in Sections 2.12(b) and 2.12(c) and each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of Sections 2.12(b) and 2.12(c). For the avoidance of doubt, a notice shall not be deemed to be in compliance with Section 2.12 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the U.S. Securities and Exchange Commission. For the further avoidance of doubt, the body of the notice does not include any documents not prepared in response to the requirements of this Section 2.12.

(i) Accuracy of Information. A stockholder submitting a notice of proposed business or director nomination, by its delivery to the Company, represents and warrants that all information contained therein, as of the deadline for submitting such notice, is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Company and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements.

(j) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a beneficial owner or stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Company not later than the later of the close of business on the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(k) Effect of Noncompliance. Notwithstanding anything in these By-laws to the contrary, (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Company promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Company. For purposes of these By-laws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

(l) Director Nomination Agreement. Notwithstanding anything to the contrary contained in this Section 2.12, for as long as the Director Nomination Agreement, dated as of October 28, 2022 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Nomination Agreement”) remains in effect, LMAO Sponsor, LLC, a Florida limited liability company shall not be subject to the notice procedures set forth in this Section 2.12 with respect to any annual or special meeting of stockholders.

Article III. — Directors.

3.1. Number of Directors.

(a) Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these By-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b) Subject to the Nominating Agreement, the number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time by resolution adopted by the affirmative vote of at least a majority of the directors then in office.

(c) The Board of Directors shall be divided into three classes of directors as set forth in the Company’s Certificate of Incorporation.

(d) Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 3.1 and until their respective successors are duly elected or qualified or until their earlier death, incapacity, resignation or removal. Any director serving as such pursuant to this Section 3.1 may be removed pursuant to Section 3.3.

(e) Except as the DGCL, the Company’s Certificate of Incorporation or the Nomination Agreement may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve on the whole board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by only the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(f) No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2. Resignation. Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, the President, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3. Removal. Except as may otherwise be provided by the DGCL or the Company’s Certificate of Incorporation, any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Company entitled to vote for the election of directors or class of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

3.6. Committees. The Board of Directors may designate one or more committees, by resolution or resolutions passed by at least a majority vote of the Board of Directors; such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Company’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or amend the By-laws of the Company. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

3.8. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Director’s to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated amount per annum as director and/or other forms of compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.

3.11. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, if any, or the Chief Executive Officer, on two (2) days’ notice, which may be written, oral or by electronic transmission, to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two (2) or more directors.

3.12. Quorum. At all meetings of the Board of Directors, a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Company’s Certificate of Incorporation, or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.14. Action by Consent. Unless otherwise restricted by the Company’s Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed or submitted by electronic transmission by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

3.15. Chairperson of the Board. The Board of Directors may elect or remove, by the affirmative vote of at least a majority of the directors then in office, a Chairperson. Any Chairperson must be a director of the Company. The Chairperson shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and, subject to the provisions of these By-laws and the direction of the Board of Directors, the Chairperson shall have such powers and perform such duties that are commonly incident to the position of chairperson of the board or as may be prescribed from time to time by the Board of Directors or provided in these By-laws.

Article IV. — Officers.

4.1. Selection; Statutory Officers. The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chairperson of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person.

4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Other than the Chairperson, none of said officers need be a director.

4.3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4. Terms of Office. Each officer of the Company shall hold office until such officer’s successor is chosen and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors.

4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6. Chief Executive Officer. The Chief Executive Officer, if any, in the absence or disability of the Chairperson of the Board, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company. In the absence of the Chief Executive Officer, the President, the Chairperson, or another officer of the Company, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.

4.7. President and Vice-Presidents. The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the Company’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or as these By-laws may prescribe.

4.8. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his or her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and such officer may endorse all commercial documents requiring endorsements for or on behalf of the Company. The Treasurer may sign all receipts and vouchers for the payments made to the Company. The Treasurer shall render an account of such officer’s transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. The Treasurer shall enter regularly in the books to be kept by such officer for that purpose full and adequate account of all moneys received and paid by him or her on account of the Company. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of such officer’s duties, the expense of which bond shall be borne by the Company.

4.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; such officer shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, such officer shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.10. Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon such officer’s appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.11. Assistant Treasurer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon such officer’s appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or a Vice-President or the Treasurer or the Secretary may designate.

4.12. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

4.13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.14. Removal. The Board of Directors may remove any officer of the Company at any time, with or without cause.

Article V. — Stock.

5.1. Stock. The shares of the Company’s capital stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued. Any certificate representing shares of stock issued to a stockholder of the Company (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and (v) shall be sealed with the corporate seal of the Company, if any. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

5.2. Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share.

5.3. Transfers of Stock.

Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

If the shares of stock of the Company to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Company or the transfer agent of the Company such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Company or the transfer agent of the Company shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

If the shares of stock of the Company to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Company or the transfer agent of the Company proper transfer instructions, with such proof of authenticity of signature as the Company or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Company or the transfer agent of the Company shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6. Dividends.

(a) Power to Declare. Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the laws of Delaware.

(b) Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the officers of the Company may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Company may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.

5.8. Inspection of Books. The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

Article VI. — Miscellaneous Management Provisions.

6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the officers of the Company may designate.

6.2. Notices.

(a) Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission, and delivered personally, electronically transmitted or mailed to the directors or stockholders at their postage or electronic mail addresses appearing on the books of the Company. Notice by mail and electronic transmission shall be deemed to be given at the time when the same shall be mailed or transmitted. Notice to directors may also be given by telegram, facsimile or orally, by telephone or in person.

(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Certificate of Incorporation or of these By-laws, an electronic transmission or written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3. Conflict of Interest. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4. Voting of Securities owned by the Company. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the President of the Company if he or she is present at such meeting, or in his or her absence by the Treasurer of the Company if he or she is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII. — Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

7.6. Merger or Consolidation. For purposes of this Article 7, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 7 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

7.7. Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Article 7 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article 7 to the fullest extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VIII. — Amendments.

8.1. Amendments. Subject always to any limitations imposed by the Company’s Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these By-laws was one of the purposes of the meeting; but these By-laws and any amendment thereof, including the By-laws adopted by the Board of Directors, may be altered, amended or repealed and other By-laws may be adopted by the affirmative vote of holders of at least fifty percent (50%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors or class of directors, voting together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.